UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2024

VERADIGM INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35547	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart
Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 334-8534

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MDRX	N/A (OTC Expert Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer and Director Transition Matters

As previously disclosed, on December 8, 2023, Veradigm Inc. (the “Company”) announced the appointment of Dr. Shih-Yin Ho as the Company’s Interim Chief Executive Officer and Mr. Leland Westerfield as the Company’s Interim Chief Financial Officer, each effective December 7, 2023 for an initial term of six months through June 7, 2024 (the “Initial Term Date”). On May 27, 2024, the Company entered into an extension letter agreement (the “Extension Agreement”) with Mr. Westerfield to extend his appointment through December 31, 2024. The Extension Agreement also provides that $100,000, reflecting 50% of the original cash bonus amount payable to Mr. Westerfield in accordance with his offer letter dated December 7, 2023 (the “Offer Letter”), will be deemed to have been earned and will be paid in connection with the entry into the Extension Agreement, with the other 50% of his original cash bonus amount payment payable subject to the terms of the Offer Letter. In addition, the Extension Agreement provides that Mr. Westerfield is entitled to a severance payment in an amount equal to six (6) months of base salary in the event of a qualifying termination following a change in control of the Company.

Dr. Ho informed the Board of Directors of the Company (the “Board”) of her decision to resign as a director of the Company, effective upon the expiration of Dr. Ho’s term of service on the Initial Term Date. Effective as of the Initial Term Date, the Board appointed Mr. Thomas Langan as Interim Chief Executive Officer of the Company, and the Board reduced the size of the Board from seven directors to six directors.

As Interim Chief Executive Officer, President and Chief Commercial Officer, Mr. Langan will serve as the Company’s principal executive officer, effective on the Initial Term Date.

As previously disclosed in connection with Mr. Langan’s appointment as President of the Company effective May 6, 2022, Mr. Langan, age 58, previously served as the Senior Vice President and General Manager of the Veradigm business unit within the Company since 2018. Prior to that, Mr. Langan was the Chief Executive Officer of Practice Fusion, a cloud-based EHR provider acquired by the Company in 2018, since 2015. Previously, Mr. Langan held executive positions at Symphony Health Solutions and MediMedia where he managed their life sciences data, analytics and consulting business, market access and multi-channel marketing solutions. During his career, Mr. Langan has served as Chief Executive Officer, President, Chief Commercial Officer, SVP of Sales and various business development roles working with payers, life sciences organizations, employers and provider organizations. Mr. Langan has more than 25 years of broad-based functional experience in sales, marketing, strategy and P&L management. Mr. Langan does not have a family relationship with the Company’s directors or executive officers and is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Langan and any other person pursuant to which he was selected as an officer of the Company.

The foregoing description of the Extension Agreement with Mr. Westerfield does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Approval of 2024 Compensation Elements

On May 21, 2024, the Compensation Committee of the Board (the “Compensation Committee”) approved 2024 compensation adjustments for certain executive officers, including the ordinary course 2024 annual equity awards to the Company’s executive officers as set forth below, on a date specified by the Compensation Committee after the date of this report. On May 27, 2024, in connection with Mr. Langan’s appointment as Interim Chief Executive Officer as described above, the Compensation Committee increased the base salary amount for Mr. Langan, effective on the Initial Term Date and as reflected in the table below.

The equity award granted to Mr. Westerfield will be delivered in the form of restricted stock units (“RSUs”) and will vest 50% on December 6, 2024 and 50% on the first anniversary of the grant date, subject to accelerated vesting in the event of certain terminations of employment or a change in control of the Company. The 2024 annual equity awards granted to the Company’s other executive officers are consistent with the Company’s prior annual equity grant practices, with 50% to be delivered as RSUs and 50% to be delivered as performance-based restricted stock units (“PSUs”), with the RSUs to vest based on service over a three-year period and the PSUs to vest based on the achievement of performance goals over a three-year performance period. The awards granted to the Company’s executive officers other than Mr. Westerfield are subject to accelerated vesting in the event of a qualified termination within 24 months following a change in control of the Company or a change in control of the Company in which the equity awards are not assumed.

Name	Current Title	New Base Salary	New Target Bonus Opportunity (% of Base Salary)	Grant Date Fair Value of Equity Award
Leland Westerfield	Interim Chief Financial Officer	N/A	N/A	$1,000,000
Thomas Langan	President & Chief Commercial Officer	$700,000*	100%	$3,000,000
Tejal Vakharia	Senior Vice President & General Counsel	$475,000	75%	$1,200,000
Lisa Hammond	Chief Human Resource Officer	$325,000	75%	$1,000,000

*	Additional base salary increase of $100,000 was in connection with Mr. Langan’s appointment as Interim Chief Executive Officer.

The foregoing description of the RSU and PSU awards does not purport to be complete and is qualified in its entirety by reference to the complete text of the form of award agreements. The forms of RSU awards are attached hereto as Exhibits 10.2 and 10.3, and the form of PSU award is attached hereto as Exhibits 10.4, all of which are incorporated herein by reference.

Adoption of Veradigm Inc. 2024 Stock Incentive Plan

On May 21, 2024, the Board approved the Veradigm Inc. 2024 Stock Incentive Plan (“2024 Plan”).

The 2024 Plan is largely based on the Allscripts Healthcare Solutions, Inc. Amended and Restated 2019 Stock Incentive Plan (the “Prior Plan”) but includes updates to the available shares and awards and other administrative changes. The Prior Plan will remain outstanding to govern previously issued awards under the Prior Plan, and the Compensation Committee may continue to issue awards under the Prior Plan until all shares have been issued.

The following paragraphs provide a summary of certain terms of the 2024 Plan.

Consistent with the Prior Plan, the purposes of the 2024 Plan are to (i) align the interests of the Company’s stockholders and the recipients of awards under the 2024 Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) advance the interests of the Company by attracting and retaining officers, other employees, non-employee directors and independent contractors and (iii) motivate such persons to act in the long-term best interests of the Company and its stockholders.

Under the 2024 Plan, the Company may grant: (i) nonqualified stock options; (ii) stock appreciation rights; (iii) restricted stock and restricted stock units; and (iv) performance units. Subject to the terms and conditions of the 2024 Plan, the number of shares of Company common stock authorized for grants under the 2024 Plan is 5,000,000 shares.

The foregoing description of the 2024 Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2024 Plan, which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Approval of Severance Agreements

On May 21, 2024, the Company entered into agreements providing for the payment of benefits following certain terminations of employment (the “Severance Agreements”) with Ms. Vakharia and Ms. Hammond (the “Executives”).

Pursuant to the terms of the Severance Agreements, upon a termination of employment by the Company other than for cause, death or disability at any time other than during the three months prior to or the two-year period following a change in control of the Company (the “Change in Control Period”) and subject to the execution and non-revocation of a release of claims in favor of the Company, the Executive will be entitled to receive (i) one year of base salary and 100% of the Executive’s target bonus as in effect immediately before the date of termination, paid in substantially equal installments over a 12-month period, (ii) accelerated vesting of any equity awards that would have vested in the one-month period immediately following the date of termination (provided, however, that if the performance period applicable to any unvested performance-based equity award is scheduled to expire on or before the one-month anniversary of the date of termination, such award will remain outstanding and will vest to the extent the underlying performance goals are achieved during such performance period) and (iii) if the Executive was participating in the Company’s group health plan immediately prior to the date of termination then, for a period of up to 12 months, monthly payments equal to the contribution that the Company would have made for continued coverage for the Executive under the Company’s group health plan through COBRA.

Upon a termination of employment by the Company other than for cause, death or disability or by the Executive due to Good Reason (as defined in the Severance Agreements), in each case, within the Change in Control Period, the Company will pay the Executive, subject to the Executive’s execution and non-revocation of a release of claims in favor of the Company, (i) one year of base salary and 100% of the Executive’s target bonus, as in effect immediately prior to the date of termination (or in the case of the Executive’s target bonus, immediately prior to the Change in Control, if higher), paid in a lump sum within 60 days following such termination, provided that if the termination occurs more than 12 months following the change in control, then the Executive shall be entitled to the cash severance for a termination not in connection with a change in control and will not be eligible for the good reason termination cash severance, (ii) accelerated vesting of all unvested equity awards held by the Executive on the date of termination (with all performance conditions applicable to any performance-based equity awards deemed to be earned at target) and (iii) if the Executive was participating in the Company’s group health plan immediately prior to the date of termination then, for a period of up to 12 months following the date of termination, monthly payments equal to the contribution that the Company would have made for continued coverage for the Executive under the Company’s group health plan through COBRA.

The foregoing description of the Severance Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the form of Severance Agreement, which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On May 28, 2024, the Company issued a press release announcing that the Board has initiated a process to explore strategic alternatives to maximize stockholder value and reaffirming certain of the Company’s financial outlook for fiscal year 2024 provided on March 13, 2024. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Also on May 28, 2024, the Company issued a press release regarding leadership updates. A copy of the press release is furnished as Exhibit 99.2 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

10.1	Letter Agreement, dated May 27, 2024, between the Company and Leland Westerfield

10.2	Form of Restricted Stock Unit Award Agreement

10.3	Form of Restricted Stock Unit Award Agreement (Westerfield)

10.4	Form of Performance Unit Award Agreement

10.5	Veradigm Inc. 2024 Stock Incentive Plan

10.6	Form of Agreement for the Payment of Benefits Following Termination of Employment

99.1	Press Release issued by the Company on May 28, 2024 regarding Strategic Alternatives and 2024 Guidance

99.2	Press Release issued by the Company on May 28, 2024 regarding Leadership Updates

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERADIGM INC.

Date: May 28, 2024	By:	/s/ Eric Jacobson
Eric Jacobson
Senior Vice President, Deputy General Counsel and Corporate Secretary